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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 1996 with respect to the financial statements of Texas Airsonics, Inc. included in the Proxy Statement of American Dental Technologies, Inc. ("ADT") that is made part of the Registration Statement (Form S-4) and Prospectus of ADT for the registration of up to 11,881,856 shares of its common stock.


                                              Ernst & Young LLP


Detroit, Michigan
June 21, 1996